UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2013 (Date of earliest event reported)
Theravance, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30319 (Commission File Number)	94-3265960 (IRS Employer Identification Number)

901 Gateway Boulevard, South San Francisco, CA (Address of principal executive offices)		94080 (Zip Code)
650-808-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 20, 2013, GlaxoSmithKline plc (GSK) and Theravance, Inc. issued a press release announcing that the Japanese Ministry of Health, Labor and Welfare (MHLW) has approved RELVAR(TM) ELLIPTA(TM) for the treatment of bronchial asthma (in cases where concurrent use of inhaled corticosteroid and long-acting inhaled beta2 agonist is required). Relvar Ellipta is not indicated for the treatment of chronic obstructive pulmonary disease in Japan. Relvar is a combination of the inhaled corticosteroid, fluticasone furoate "FF", and the long-acting beta2 agonist, vilanterol "VI". The MHLW has approved two doses of FF/VI - 100/25 mcg and 200/25 mcg. Both strengths will be administered using the Ellipta, a new dry powder inhaler. FF/VI is in development under the LABA collaboration agreement between Glaxo Group Limited and Theravance, Inc. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release dated September 20, 2013

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2013	THERAVANCE, INC. By: /s/ Michael W. Aguiar Michael W. Aguiar Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated September 20, 2013